Exhibit 31.2(a)
CERTIFICATION

I, Jeniffer L. Jaynes, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the year ended March 31, 2020 of Westell Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ JENIFFER L. JAYNES
Jeniffer L. Jaynes
Interim Chief Financial Officer
July 29, 2020